Exhibit 99.2

In the second quarter we delivered sales and EPS above the midpoints of our prior guidance ranges. As reflected in our earnings release, there are a number of items that impact the comparability of our results with those in the trailing quarter and prior quarter of last year. Any discussion of our results will exclude these items to give you a better sense of our operating results. As always, the operating information we provide to you should be used as a complement to GAAP numbers. For a complete reconciliation between our GAAP and non-GAAP results, please refer to our earnings release and the earnings reconciliation found at the end of this document. The following reported and adjusted information included in this CFO commentary is unaudited and should be read in conjunction with the Form 10-Q for the quarterly period ended June 27, 2015 and the company’s 2014 Annual Report on Form 10-K as filed with the Securities and Exchange Commission. CFO Commentary 1

Second-quarter sales were $5.83 billion advancing 3% year over year. Sales, adjusted for the impact of acquisitions and changes in foreign currencies, also advanced 3% year over year. Operating income was $238 million, an 11% increase year over year adjusted for currency. Operating margins advanced year over year as well, increasing by 10 basis points to 4.1%. Trailing 12-month cash generated from operating activities was $609 million. Returns increased year over year with return on invested capital of 10.8% up 30 basis points and return on working capital of 27.7% up 50 basis points. Global components sales were $3.70 billion. Sales increased 3% year over year adjusted for the impact of acquisitions and changes in foreign currencies. The overall market for our global components business remains stable, with lead times and customer order patterns operating in normal ranges. Second-quarter book-to-bill was 1.02. In the Americas, our sales were flat year over year. Sales in our core Americas components business grew 3% year over year. In Europe, sales increased 11% year over year adjusted for the impact of acquisitions and changes in foreign currencies. In Asia , sales increased 4% year over year adjusted for the impact of acquisitions and changes in foreign currencies. Global components operating margin of 4.8% increased 20 basis points year over year. In enterprise computing solutions, sales of $2.13 billion increased 2% year over year adjusted for the impact of acquisitions and changes in foreign currencies. On a six-month basis, sales increased 4% adjusted for the impact of acquisitions and changes in foreign currencies. In the Americas, sales decreased 1% year over year adjusted for the impact of acquisitions and changes in foreign currencies. In Europe, sales increased 8% year over year adjusted for the impact of acquisitions and changes in foreign currencies. Global enterprise computing solutions achieved record second-quarter operating income of $105 million and operating margin of 4.9%. In the second quarter, both global components and enterprise computing solutions sales and operating margins advanced year over year 2

Consolidated Overview Second Quarter2015 Sales $5,830 +3% +3% +17% Gross Profit Margin 13.2% flat -10bps -50bps Operating Expenses/Sales 9.1% flat flat -50bps Operating Income $238 +4% +1% +16% Operating Margin 4.1% +10bps -10bps flat Net Income $149 +3% +2% +17% Diluted EPS $1.54 +7% +6% +17% Second-quarter sales were $5.83 billion – Adjusted for the impact of acquisitions and changes in foreign currencies, sales increased 3% year over year – Sales, as reported, increased 3% year over year and 17% sequentially Consolidated gross profit margin was 13.2% – Flat year over year as slightly higher global components gross margin from sales growth was offset by slightly lower enterprise computing solutions gross margin due to higher mix from the Americas region – Decreased 50 basis points sequentially due to a seasonally higher mix of enterprise computing solutions business Operating expenses as a percentage of sales were 9.1% – Flat year over year and decreased seasonally by 50 basis points sequentially – Adjusted for the impact of acquisitions and changes in foreign currencies, operating expenses increased 3% year over year – On a reported basis, operating expenses increased 2% year over year primarily due to acquisitions Operating income was $238 million – Increased 4% year over year as reported – Increased 1% year over year adjusted for the impact of acquisitions and changes in foreign currencies Operating income as a percentage of sales was 4.1% 3

Operating income as a percentage of sales increased 10 basis points year over year Effective tax rate for the quarter was 27.1% Net income was $149 million Increased 3% year over year Adjusted for the impact of acquisitions and changes in foreign currencies, net income increased by 2% year over year Earnings per share were $1.56 and $1.54 on a basic and diluted basis, respectively Diluted EPS increased 7% year over year Adjusted for the impact of acquisitions and changes in foreign currencies, diluted EPS increased by 6% year over year A reconciliation of non-GAAP adjusted financial measures, including sales, as adjusted, operating income, as adjusted, net income attributable to shareholders, as adjusted, and net income per share, as adjusted, to GAAP financial measures is presented in the reconciliation tables included herein. 4

Components Global $3,500 $3,000 $2,500 $2,000 Q2–'14    Q3–'14    Q4–'14    Q1–'15    Q2–'15 Sales, adjusted for the impact of acquisitions and changes in foreign currencies, increased 3% year over year Sales, as reported, increased 4% year over year and 11% sequentially Leading indicators, including lead times and cancellation rates, are in-line with historical norms Book-to-bill was 1.02, at a normal seasonal level for a second quarter Gross profit dollars, adjusted for the impact of acquisitions and changes in foreign currencies, increased 4% year over year and sequentially Gross margins increased 10 basis points year over year and decreased 40 basis points sequentially Year-over-year increase principally driven by Americas and Asia Pacific Sequential decrease principally driven by seasonally higher mix from Asia Pacific region Operating margin of 4.8% increased 20 basis points year over year principally driven by improvement in Europe and Asia Pacific Return on working capital decreased 100 basis points year over year, as higher operating income was offset by higher working capital due to Acquisitions . Global components sales increased 3% year over year adjusted for the impact of acquisitions and changes in foreign currencies 5

Second-Quarter 2015 CFO Commentary Components Americas $1,600 $1,500 $1,400 $1,300 $1,200 $1,100 $1,000 $900 $800 Q2–'14    Q3–'14    Q4–'14    Q1–'15    Q2–'15 Sales ($ in millions) Sales were flat year over year and increased 5% sequentially Americas core sales increased 3% year over year Strong growth in the alternative energy, lighting, and transportation verticals year over year On a sequential basis, core sales were in-line with seasonality Looking ahead to the third quarter, we expect sales in our core Americas components business to be in-line with seasonality Americas Components core sales increased 3% year over year. 6

Second-Quarter 2015 CFO Commentary Components EuropeQ2–'14 Q3–'14 Q4–'14 Q1–'15 Q2–'15 Sales ($ in millions) Sales increased 11%Sales increased 11% year over year adjusted for the impact of acquistions and changes in foreign currencies Sales, as reported, were flat year over year and increased 7% sequentially Strong growth in the transportation and lighting verticals year over year On a sequential basis, core sales were near the high end of seasonality Looking ahead to the third quarter, we expect sales in our core European components business to be in-line with seasonality year over year adjusted for the impact of acquisitions and changes in foreign currencies. 7

Second-Quarter 2015 CFO Commentary Components Asia Pacific Core Asia Pacific Components sales increased 15% year over year. Sales were grew 11% year over year and 21% sequentially – Sales increased 4% year over year and 10% sequentially adjusted for the impact of acquisitions and changes in foreign currencies – Core components sales grew 15% year over year – Strong growth in the transportation and industrial power verticals year over year – On a sequential basis, core sales were near the higher end of traditional seasonality Looking ahead to the third quarter, we expect sales in our core Asia-Pacific components business to be near the lower end of seasonality due to slowing economic growth in the bigger economies $1,112 $1,270 $1,152 $1,026 $1,238 $700 $800 $900 $1,000 $1,100 $1,200 $1,300 Q2–'14 Q3–'14 Q4–'14 Q1–'15 Q2–'15 8

Second-Quarter 2015 CFO Commentary Enterprise Computing Solutions Global Six-month sales increased 4% year over year adjusted for the impact of acquisitions and changes in foreign currencies. Sales increased 2% year over year adjusted for the impact of acquisitions and changes in foreign currencies – Sales, as reported, increased 1% year over year and seasonally increased by 29% sequentially – On a six-month basis, sales increased 4% year over year adjusted for the impact of acquisitions and changes in foreign currencies Gross margin was down 20 basis points year over year due to a higher mix from Americas Operating margin of 4.9% – Up 10 basis points year over year due to higher margins in the Americas – Operating income increased 4% year over year Return on working capital continues to excel, increasing year over year for the seventh consecutive quarter 9

Second-Quarter 2015 CFO Commentary Enterprise Computing Solutions Americas ECS Americas captured double-digit growth in software led by security. Sales increased 9% year over year and seasonally increased by 35% sequentially – Sales decreased 1% year over year adjusted for the impact of acquisitions and changes in foreign currencies – Double-digit growth in software led by security and virtualization – Growth in services – Industry-standard and proprietary servers declined compared to strong hardware spending during the year-ago quarter Looking ahead to the third quarter, we expect sales in our core Americas value-added computing solutions business to be in-line with seasonality $1,330 $1,263 $1,822 $1,074 $1,454 $500 $700 $900 $1,100 $1,300 $1,500 $1,700 $1,900 Q2–'14 Q3–'14 Q4–'14 Q1–'15 Q2–'15 10

Second-Quarter 2015 CFO Commentary Enterprise Computing Solutions Europe ECS Europe captured strong growth in proprietary servers, storage, software, services and networking. Sales increased 8% year over year adjusted for the impact of acquisitions and changes in foreign currencies – Sales, as reported, decreased 13% year over year and increased 17% sequentially – Strong growth in proprietary servers, storage, software, services, and networking – Growth in industry-standard servers Looking ahead to the third quarter, we expect sales in our core European value-added computing solutions business to be in-line with seasonality $777 $619 $984 $582 $678 $400 $500 $600 $700 $800 $900 $1,000 $1,100 Q2–'14 Q3–'14 Q4–'14 Q1–' 11

Second-Quarter 2015 CFO Commentary Cash Flow and Balance Sheet Highlights Cash Flow from Operations Cash from operating activities in the second quarter was $461 million and $609 million on a trailing 12-month basis. We converted more than than 120% of GAAP net income to cash over the last 12 months, well in excess of our target. Working Capital Working capital to sales was 14.7% in the second quarter. Return on working capital was 27.7%. Return on Invested Capital Return on invested capital was 10.8% in the second quarter and increased over the prior period for the seventh consecutive quarter. Share Buyback We repurchased $78 million of our stock in the second quarter, bringing our total cash returned to shareholders over the last 12 months to approximately $307 million. Debt and Liquidity Net-debt-to-last-12-months EBITDA ratio of approximately 2.1x. Our total liquidity is $3.0 billion when including our cash of $400 million. We repurchased $78 million of our stock in the second quarter, bringing our total cash returned to shareholders over the last 12 months to approximately $307 million. 12

Second-Quarter 2015 CFO Commentary

# Arrow Electronics Outlook

## Guidance

We are expecting the average USD to Euro exchange rate for the second quarter to be €1.08 to $1. Based on this assumption, changes in foreign currencies will have a negative impact of approximately $280 million or 5% on sales and a negative impact of $.08 or 6% on earnings per share compared with the third quarter of 2014, and a negative impact of $40 million or 1% on sales and a negative impact of $.01 or 1% on earnings per share compared with the second quarter of 2015.

Third-Quarter 2015 Guidance

| | |
|---|---|
| Consolidated Sales | $5.55 billion to $5.95 billion |
| Global Components | $3.65 billion to $3.85 billion |
| Global ECS | $1.9 billion to $2.1 billion |
| Diluted Earnings per Share* | $1.40 to $1.52 |

* Third-quarter guidance assumes average diluted shares outstanding of 95.5 million.

## Revenue Seasonality*

| Global Components | NAC | EMEA ex FX | AAP |
|---|---|---|---|
| Q1 | -8% to 0% | +8% to 16% | -10% to -2% |
| Q2 | 0% to +8% | -5% to +3% | +3% to +11% |
| Q3 | -4% to +4% | -4% to +4% | +4% to +12% |
| Q4 | -3% to +5% | -8% to 0% | -4% to +4% |

| Global ECS | NAC | EMEA ex FX |
|---|---|---|
| Q1 | -36% to -28% | -40% to -32% |
| Q2 | +22% to +30% | +9% to +17% |
| Q3 | -12% to -4% | -24% to -16% |
| Q4 | +36% to +44% | +72% to +80% |

* Revenue seasonality based on historical sequential sales growth for our components and ECS businesses, updated February 5, 2015

investor.arrow.com 13 Five Years Out

Second-Quarter 2015 CFO Commentary Risk Factors The discussion of the company’s business and operations should be read together with the risk factors contained in Item 1A of its 2014 Annual Report on Form 10-K, filed with the Securities and Exchange Commission, which describe various risks and uncertainties to which the company is or may become subject. If any of the described events occur, the company’s business, results of operations, financial condition, liquidity, or access to the capital markets could be materially adversely affected. Information Relating to Forward- Looking Statements This press release includes forward-looking statements that are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: industry conditions, company’s implementation of its new enterprise resource planning system, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and global enterprise computing solutions markets, changes in relationships with key suppliers, increased profit margin pressure, effects of additional actions taken to become more efficient or lower costs, risks related to the integration of acquired businesses, changes in legal and regulatory matters, and the company’s ability to generate additional cash flow. Forward-looking statements are those statements which are not statements of historical fact. These forward-looking statements can be identified by forward-looking words such as “expects,” “anticipates,” “intends,” “plans,” “may,” “will,” “believes,” “seeks,” “estimates,” and similar expressions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements. For a further discussion of factors to consider in connection with these forward-looking statements, investors should refer to Item 1A Risk Factors of the company’s Annual Report on Form 10-K for the year ended December 31, 2014 14

Second-Quarter 2015 CFO Commentary Certain Non-GAAP Financial Information In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non-GAAP financial information relating to sales, operating income, net income attributable to shareholders, and net income per basic and diluted share. The company provides sales on a non-GAAP basis adjusted for the impact of changes in foreign currencies and the impact of acquisitions by adjusting the company’s prior periods to include the sales of businesses acquired as if the acquisitions had occurred at the beginning of the earliest period presented (referred to as “impact of acquisitions”). Operating income, net income attributable to shareholders, and net income per basic and diluted share are adjusted for certain charges, credits, gains, and losses that the company believes impact the comparability of its results of operations. These charges, credits, gains, and losses arise out of the company’s efficiency enhancement initiatives, acquisitions (including intangible assets amortization expense), loss on prepayment of debt, and (gain)/loss on investments. A reconciliation of the company’s non-GAAP financial information to GAAP is set forth in the tables below. The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance and underlying trends in the company’s business because management considers these items referred to above to be outside the company’s core operating results. This non- GAAP financial information is among the primary indicators management uses as a basis for evaluating the company’s financial and operating performance. In addition, the company’s Board of Directors may use this non-GAAP financial information in evaluating management performance and setting management compensation. The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, operating income, net income attributable to shareholders and net income per basic and diluted share determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP. The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance. 15

Second-Quarter 2015 CFO Commentary Q2 2015 Q1 2015 Q2 2014 Operating income, as Reported $206,943 $177,434 $208,269 Intangible assets amortization expense 13,917 11,107 10,870 Restructuring, integration, and other charges 17,147 16,196 9,632 Operating income, as Adjusted $238,007 $204,737 $228,771 Q2 2015 Q1 2015 Q2 2014 Net income attributable to shareholders, as Reported $123,932 $106,058 $127,884 Intangible assets amortization expense 11,169 9,029 8,867 Restructuring, integration, and other charges 12,895 12,569 7,526 Loss on prepayment of debt – 1,808 – (Gain)/loss on investments 921 (1,667) – Net income attributable to shareholders, as Adjusted $148,917 $127,797 $144,277 Q2 2015 Q1 2015 Q2 2014 Diluted EPS, as Reported $1.28 $1.09 $1.27 Intangible assets amortization expense .12 .09 .09 Restructuring, integration, and other charges .13 .13 .07 Loss on prepayment of debt – .02 – (Gain)/loss on investments .01 (.02) – Net income attributable to shareholders, as Adjusted $1.54 $1.32 $1.43 The sum of the components for diluted EPS, as Adjusted, may not agree to totals, as presented, due to rounding 16

Second-Quarter 2015 CFO Commentary Earnings Reconciliation References to restructuring and other charges refer to the following incremental charges taken in the periods indicated: Q2-15 Intangible Assets Amortization Expense During the second quarter of 2015, the company recorded intangible assets amortization expense of 13.9 million ($11.2 million net of related taxes or $.12 per share on both a basic and diluted basis). Q2-15 Restructuring, Integration, and Other Charges During the second quarter of 2015, the company recorded restructuring, integration, and other charges of $17.1 million ($12.9 million net of related taxes or $.13 per share on both a basic and diluted basis). Q2-15 Loss on investment During the second quarter of 2015, the company recorded a loss on investment of $1.5 million ($0.9 million net of related taxes or $.01 per share on both a basic and diluted basis). Q1-15 Intangible Assets Amortization Expense During the first quarter of 2015, the company recorded intangible assets amortization expense of 11.1 million ($9.0 million net of related taxes or $.09 per share on both a basic and diluted basis). Q1-15 Restructuring, Integration, and Other Charges During the first quarter of 2015, the company recorded restructuring, integration, and other charges of $16.2 million ($12.6 million net of related taxes or $.13 per share on both a basic and diluted basis). Q1-15 Loss on prepayment of debt During the first quarter of 2015, the company recorded a loss on prepayment of debt of $2.9 million ($1.8 million net of related taxes or $.02 per share on both a basic and diluted basis), related to the redemption of $250.0 million principal amount of its 3.375% notes due November 2015. Q1-15 Gain on sale of investment During the first quarter of 2015, the company recorded a gain on sale of investment of $2.0 million ($1.7 million net of related taxes or $.02 per share on both a basic and diluted basis). Q2-14 Intangible Assets Amortization Expense During the second quarter of 2014, the company recorded intangible assets amortization expense of $10.9 million ($8.9 million net of related taxes or $.09 per share on both a basic and diluted basis). Q2-14 Restructuring, Integration, and Other Charges During the second quarter of 2014, the company recorded restructuring, integration, and other charges of $9.6 million ($7.5 million net of related taxes or $.08 and $.07 per share on a basic and diluted basis, respectively). 17